August 25, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                            Inland Steel Company
                            --------------------

Ladies and Gentlemen:

         We have read Item 4 of Inland Steel Company's Form 8-K dated August 25, 1998 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

/s/ PricewaterhouseCoopers LLP